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   EDEN
BIOSCIENCE

FOR IMMEDIATE RELEASE

                                                                         CONTACT
                                                               Bradley S. Powell
                                                                 EDEN Bioscience
                                                                    425-481-7509
                                                               fax: 425-806-7400
                                                        investorinfo@edenbio.com

         EDEN Bioscience Announces First Quarter 2003 Financial Results

BOTHELL, Wash., April 24, 2003 -- EDEN Bioscience Corporation (NASDAQ: EDEN), which develops, manufactures and markets innovative, natural protein-based products for improving crop production and protecting plants, today announced financial results for its first quarter ended March 31, 2003.

Product sales, net of sales allowances, for the first quarter of 2003 were $847,000. This includes the elimination of $126,000 of sales allowance liabilities recognized in prior quarters that will not be paid because of changes in distribution programs implemented in 2003 and actual amounts earned by distributors being less than amounts previously estimated. Excluding this reduction in sales allowance liabilities, net product sales totaled $721,000. Net product sales totaled $555,000 in the first quarter of 2002. Net loss in the first quarter of 2003 was $2.9 million, or $0.12 per weighted average common share, compared to a net loss of $5.5 million, or $0.23 per weighted average common share, in the first quarter of 2002. Per-share loss amounts for the quarters are based on weighted average common shares of 24.3 million in 2003 and
24.2 million in 2002.

The company estimates that distributors sold approximately 158,000 ounces of Messenger to growers in the first quarter of 2003, compared with 144,000 ounces in the first quarter of 2002. Based on preliminary information, EDEN estimates that 685,000 ounces remained in distributors' inventories at March 31, 2003.

"We are continuing our full sales effort on communicating the plant health, yield and post-harvest benefits of Messenger to growers and retailers in our focus crops," said Rhett Atkins, President and CEO. "While we are pleased that total estimated distributor sales to growers increased 10% in the first quarter of 2003 over the comparable quarter in 2002, we still believe that distributors' inventories of Messenger are high. We expect our sales to distributors in the second quarter of 2003 to be minor as grower demand for Messenger will most likely be filled from current distributor inventory."

Cash and investments as of March 31, 2003 totaled $26.1 million, compared with $30.7 million at December 31, 2002.

CONFERENCE CALL

EDEN Bioscience will host a live conference call and Web cast to discuss its first quarter 2003 financial results on Thursday, April, 24, 2003 at 5 p.m. Eastern Time (2 p.m. Pacific Time), featuring remarks by Rhett Atkins, President and CEO, and Brad Powell, CFO. The live Web cast and replay of the call will be available until May 1, 2003, at www.edenbio.com/in/inmain.html

ABOUT EDEN BIOSCIENCE

EDEN Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. EDEN Bioscience believes its technology and initial product, Messenger, provide growers with a new tool to improve crop production and plant protection. Messenger is based on naturally occurring proteins called "harpins," which activate a plant's intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf-life. EDEN Bioscience's headquarters are at 3830 Monte Villa Parkway, Bothell, WA 98021, 425-806-7300; www.edenbio.com.

(c) 2003 EDEN Bioscience Corporation. Always read and follow label instructions before buying or using this product. Messenger(R), EDEN(R), and EDEN Bioscience(R) are registered trademarks of EDEN Bioscience Corporation. Messenger is not currently registered for sale or use in Colorado. In California, Messenger is labeled for disease management on strawberries, grapes, and fruiting vegetables only and to increase overall production on citrus and tomato.

CAUTIONARY STATEMENT: Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding increasing grower usage of Messenger, estimates of distributor sales to growers, estimates of distributors' inventories of Messenger, estimated sales for the second quarter of 2003 and Messenger's benefits to agriculture. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect EDEN's actual results include, among others, dependence on a single product; unsuccessful development and commercialization of our single product; inability to develop adequate sales and marketing capabilities; history of losses and expectation the losses will continue; inability to produce a high quality product; unsuccessful research in specific target crops; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect EDEN's financial results is included in EDEN's most recent annual report on Form 10-K and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. EDEN undertakes no obligation to update any forward-looking statements.

                               (tables to follow)

                          EDEN Bioscience Corporation
                     Condensed Consolidated Balance Sheets
                                  (Unaudited)

                                                                        March 31,          December 31,
                                                                          2003                 2002
                                                                      -------------       -------------
                                                   ASSETS

Current assets:
     Cash and cash equivalents                                        $  26,088,535       $  30,729,828
     Accounts receivable, net of sales allowances                           645,381             218,529
     Inventory                                                            2,191,862           2,135,188
     Other current assets                                                   930,373             770,136
                                                                      -------------       -------------
       Total current assets                                              29,856,151          33,853,681
Property and equipment, net                                              17,915,103          18,410,909
Other assets                                                              1,638,908           1,647,304
                                                                      -------------       -------------
       Total assets                                                   $  49,410,162       $  53,911,894
                                                                      =============       =============

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                 $     241,469       $     361,801
     Accrued liabilities                                                  1,916,263           3,546,339
     Current portion of accrued loss on facility sublease                   349,588             292,482
     Current portion of capital lease obligations                            60,569              95,426
                                                                      -------------       -------------
       Total current liabilities                                          2,567,889           4,296,048
Accrued loss on facility sublease, net of current portion                 2,516,380           2,613,651
Capital lease obligations, net of current portion                            23,522              29,592
Other long-term liabilities                                                 582,020             378,816
                                                                      -------------       -------------
       Total liabilities                                                  5,689,811           7,318,107
                                                                      -------------       -------------

Commitments and contingencies

Shareholders' equity:
     Preferred stock, $.01 par value, 10,000,000 shares
       authorized; no shares designated at March 31, 2003 and
       December 31, 2002                                                         --                  --
     Common stock, $.0025 par value, 100,000,000 shares
       authorized; issued and outstanding shares - 24,329,995 at
       March 31, 2003; 24,307,495 at December 31, 2002                       60,825              60,769
     Additional paid-in capital                                         132,489,350         132,466,906
     Cumulative translation adjustment                                      (86,974)            (78,842)
     Accumulated deficit                                                (88,742,850)        (85,855,046)
                                                                      -------------       -------------
       Total shareholders' equity                                        43,720,351          46,593,787
                                                                      -------------       -------------
       Total liabilities and shareholders' equity                     $  49,410,162       $  53,911,894
                                                                      =============       =============

                          EDEN Bioscience Corporation
                Condensed Consolidated Statements of Operations
                                  (Unaudited)

                                                                       Three Months Ended March 31,
                                                                     -------------------------------
                                                                         2003                2002
                                                                     ------------       ------------
Product sales, net of sales allowances                               $    846,860 (a)   $    555,007

Operating expenses:
    Cost of goods sold                                                    578,196            692,323
    Research and development                                            1,517,248          2,895,474
    Selling, general and administrative                                 1,665,402          2,681,899
                                                                     ------------       ------------
      Total operating expenses                                          3,760,846          6,269,696
                                                                     ------------       ------------
      Loss from operations                                             (2,913,986)        (5,714,689)
                                                                     ------------       ------------

Other income (expense):
    Interest income                                                        93,655            223,135
    Interest expense                                                       (3,965)           (13,163)
                                                                     ------------       ------------
      Total other income (expense)                                         89,690            209,972
                                                                     ------------       ------------

      Loss before income taxes and cumulative effect of
         adoption of SFAS No. 143                                      (2,824,296)        (5,504,717)
Provision for income taxes                                                     --                 --
                                                                     ------------       ------------
      Loss before cumulative effect of adoption of SFAS No. 143        (2,824,296)        (5,504,717)
Cumulative effect of adoption of SFAS No. 143                             (63,508)                --
                                                                     ------------       ------------
      Net loss                                                       $ (2,887,804)      $ (5,504,717)
                                                                     ============       ============

Basic and diluted net loss per share:
    Loss before cumulative effect of adoption of SFAS No. 143        $      (0.12)      $      (0.23)
    Cumulative effect of adoption of SFAS No. 143                              --                 --
                                                                     ------------       ------------
    Net loss                                                         $      (0.12)      $      (0.23)
                                                                     ============       ============

Weighted average shares outstanding used to
    compute net loss per share                                         24,308,106         24,166,638
                                                                     ============       ============

(a) Includes the elimination of $126,301 of sales allowance liabilities recognized in prior quarters that will not be paid because of changes in distribution programs implemented in 2003 and actual amounts earned by distributors being less than amounts previously estimated. Excluding this reduction in sales allowance liabilities, net product sales totaled $720,559.